EXHIBIT 99.2

                       ROBERT SCHERER INDUCEMENT AGREEMENT

         This AGREEMENT,  dated this 14th day of March, 1997, is given by ROBERT
P. SCHERER, JR., a Georgia resident ("Scherer"), to VITAL SIGNS, INC., a New Jersey corporation having its principal place of business at 20 Campus Road, Totowa, New Jersey ("VSI"),

                                 WITNESSETH THAT

         WHEREAS, Scherer is the principal shareholder of Scherer Healthcare, Inc. ("Scherer Healthcare");

         WHEREAS, Scherer Healthcare is the principal shareholder of Marquest Medical Products, Inc. ("Marquest");

         WHEREAS, Marquest is in the process of negotiating an agreement with VSI pursuant to which VSI would acquire Marquest by means of a cash merger (the "Merger Agreement");

         WHEREAS, Scherer is the owner of a promissory note of Marquest in the principal amount of $700,000, which promissory note is convertible into a total of 1,000,000 shares of Marquest Common Stock (the "Promissory Note");

         WHEREAS, Scherer Healthcare has indicated that it will not vote its shares of Marquest Common Stock in favor of the Merger Agreement, the merger contemplated thereby (the "Merger") and the other transactions contemplated by the Merger Agreement unless the shareholders of Scherer Healthcare authorize Scherer Healthcare to take such action and a related action involving the sale of a product line by Scherer Healthcare to VSI (such authorization being hereinafter referred to as the "Scherer Shareholder Approval");

         WHEREAS, VSI has advised Scherer that VSI will not enter into the Merger Agreement unless Scherer executes and delivers this Inducement Agreement;

         WHEREAS, Scherer desires to induce VSI to enter into the Merger Agreement and acknowledges that VSI will rely upon this Inducement Agreement in entering into the Merger Agreement; and

         WHEREAS, contemporaneous with the execution of this Agreement, it is contemplated that Scherer Healthcare, Marquest and VSI will enter into an agreement, captioned the "Scherer Healthcare Inducement Agreement" (the "Scherer Healthcare Inducement Agreement"), pursuant to which the parties thereto will make certain representations and covenants relating primarily to the Merger, other matters contemplated by the Merger Agreement and a sale of assets to VSI,

         NOW THEREFORE, to provide VSI with the inducements that it requires, Scherer hereby warrants and covenants to VSI as follows:

         1. Representations of Scherer. Scherer hereby warrants and represents to VSI as follows:

                  1.1 Scherer has (i) the sole power to vote and dispose of 1,688,361.5 shares of the Common Stock, par value $.01 per share, of Scherer Healthcare (the "Scherer Healthcare Common Stock") and (ii) the sole power to vote and shared power to dispose of 562,594.5 shares of Scherer Healthcare Common Stock, which shares are owned by the four adult children of Scherer and are subject to a Voting Trust dated as of February 23, 1997 for which Scherer acts as the sole trustee (the "Voting Trust"). The shares described in clause
(i) above include 1,244,378.5 shares owned by RPS Investments, Inc., a corporation wholly-owned by Scherer.

                  1.2 Scherer has not entered into any agreement which would preclude or otherwise affect in any respect Scherer's ability to provide the representations set forth in this Section 1 or the covenants set forth in
Section 2 hereof. Scherer has not pledged or otherwise encumbered any of the shares of Scherer Healthcare Common Stock, or options or warrants to purchase Scherer Healthcare Common Stock, that he owns. Scherer has the authority to execute this Agreement with respect to all of the shares referenced in the first sentence of Section 1.1 hereof.

                  1.3  Intentionally omitted.

                  1.4 Scherer owns the Promissory Note free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind.

                  1.5 Each of the factual representations regarding Scherer set forth in the "WHEREAS" clauses of this Agreement are accurate.

                  1.6 Scherer has no actual knowledge that any of the warranties and representations made by Marquest to VSI in the Merger Agreement are inaccurate in any material respect. It is understood that (i) this Section 1.6 shall not survive the consummation of the Merger, (ii) Scherer shall not be liable for monetary damages in the event that this Section 1.6 is inaccurate in any respect and (ii) VSI's sole right in the event that it determines that this
Section 1.6 is materially inaccurate either at the time that this Agreement is executed or as of the time of the closing described in the Merger Agreement shall be for VSI to assert its rights under the Merger Agreement to terminate the Merger Agreement (in which case the transactions contemplated by the Scherer Healthcare Inducement Agreement will not be consummated).

         2. Covenants of Scherer. Scherer hereby covenants and agrees with VSI as follows:

                    2.1 At the meeting of Scherer Healthcare's shareholders called to vote upon the Scherer Shareholder Approval, Scherer will, subject to his fiduciary obligations as a director of Scherer Healthcare, as a majority shareholder of Scherer Healthcare and as a trustee of the Voting Trusts and subject to the receipt by the Board of Directors of Scherer Healthcare of the "Scherer Opinion" (as defined in the Scherer Healthcare Inducement Agreement) at the times contemplated by the Scherer Healthcare Inducement Agreement, vote all of the shares of Scherer Healthcare Common Stock referenced in the first sentence of Section 1.1 hereof and any other shares of Scherer Healthcare Common Stock that he may acquire subsequent to the date hereto in favor of granting the Scherer Shareholder Approval.

                  2.2 Prior to the earlier of the Effective Time of the Merger (as defined in the Merger Agreement) or the date of the termination of the Merger Agreement, Scherer will not sell, dispose, pledge, encumber or otherwise transfer any of the shares of Scherer Healthcare Common Stock referenced in
Section 1.1 hereof or any other shares of Scherer Healthcare Common Stock that he may acquire subsequent to the date hereof or any right to acquire such stock; provided, however, that this Section 2.2 shall not preclude Scherer from (a) disposing of shares of Scherer Healthcare Common Stock if, after such transfer, the outstanding shares of Scherer Healthcare Common Stock that he and his "Permitted Transferees" (as defined herein) continue to own represent more than 50% of the outstanding Scherer Healthcare Common Stock calculated on a fully diluted basis (after taking into account all shares of Scherer Healthcare Common Stock issuable pursuant to outstanding stock options, warrants, convertible securities and other contractual arrangements entitling third-parties to acquire shares of Scherer Healthcare Common Stock) and (b) transferring any of his shares of Scherer Healthcare Common Stock to a transferee (a "Permitted Transferee") if, prior to such transfer, such Permitted Transferee executes an agreement, in form and substance reasonably satisfactory to VSI, to vote such shares in favor of the Scherer Shareholder Approval.

                  2.3 Scherer will not sell, give, devise, encumber, pledge or otherwise transfer the Promissory Note or any interest therein unless and until the Merger Agreement is terminated.

                  2.4 Scherer will not demand payment under the Promissory Note unless and until the Merger Agreement is terminated.

                  2.5 At the Closing under the Merger but prior to the Effective Time of the Merger, Scherer will convert the Promissory Note in the aggregate principal amount of $700,000 into a total of 1,000,000 shares of Marquest Common Stock.

                  2.6 Upon consummation of the "Scheduled Asset Closing" (as such term is defined in an agreement of even date herewith (captioned as the Scherer Healthcare Inducement Agreement) executed by Scherer Healthcare, Marquest and VSI and referred to herein as the "Scherer Healthcare Inducement Agreement"), Scherer agrees to execute and deliver to VSI a covenant against competition in the form of the covenant against competition annexed hereto as Exhibit A in exchange for a payment of one hundred and forty thousand dollars ($140,000).

        3. Notices. Any notices, requests, demands and other communications to VSI required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

                                    Vital Signs, Inc.
                                    20 Campus Road
                                    Totowa, New Jersey  07512
                                    Attn:  Mr. Anthony J. Dimun
                                    Telephone:  201-790-1330, ext. 371
                                    Telecopy:    201-790-3842

                                    with a copy to:

                                    Jay Sturm, Esq.
                                    General Counsel
                                    Vital Signs, Inc.
                                    20 Campus Road
                                    Totowa, New Jersey  07512
                                    Telephone:  201-790-1330, ext 372
                                    Telecopy:    201-790-3842


                                    and with a copy to:

                                    Peter H. Ehrenberg, Esq.
                                    Lowenstein, Sandler, Kohl,
                                    Fisher & Boylan, P.C.
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telephone:  201-992-8700
                                    Telecopy:    201-992-5820

or to such other persons as VSI shall designate to Scherer in writing.

         4. Assignment. This Agreement and all of the provisions hereof shall be binding upon Scherer and shall inure to the benefit of VSI and its successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by VSI without the prior written consent of Scherer.

         5. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

         6. Headings and References. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections are to sections of this Agreement, unless otherwise indicated.

         7. Interpretation; Definitions. Scherer does not intend for this Agreement to be construed against VSI merely by virtue of the fact that VSI's representatives drafted this Agreement. Capitalized terms not defined herein shall have the definitions given to such terms in the Merger Agreement.



         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

                                                /s/ Robert P. Scherer, Jr.
                                                ___________________________
                                                Robert P. Scherer, Jr.



         By execution of this Agreement, Vital Signs, Inc. agrees only that (i) upon consummation of the Scheduled Asset Closing and delivery by Robert P. Scherer, Jr. of the covenant against competition provided for in Section 2.6 of this Agreement, Vital Signs, Inc. shall deliver to Robert P. Scherer, Jr. a certified or bank cashier's check in an amount equal to one hundred and forty thousand dollars ($140,000) and (ii) the limitations on VSI's rights described in Section 1.6 of this Agreement are accepted by Vital Signs, Inc.


                                            VITAL SIGNS, INC.


                                            By:/s/Anthony J. Dimun
                                               __________________
                                               Anthony J. Dimun,
                                               Executive Vice President

         The undersigned agrees that its shares of Scherer Healthcare Common Stock shall be voted in the manner, and subject to the conditions, described in
Section 2.1 of this Agreement.


                                            RPS INVESTMENTS, INC.


                                            By:/s/Robert P. Scherer, Jr.
                                               __________________________
                                               Robert P. Scherer, Jr.